Exhibit 99.1

Build-A-Bear Workshop, Inc. Reports $5.0 Million in Net Income or $0.29 Per Diluted Share for the First Quarter of Fiscal 2014

  Net income per diluted share rises to $0.29 from $0.00 in the 2013 first quarter
  Retail gross margin improves 200 basis points to 43.5%
  Company ends the first quarter with $41.9 million in cash and no debt

ST. LOUIS--(BUSINESS WIRE)--May 1, 2014--Build-A-Bear Workshop, Inc. (NYSE:BBW) today reported results for the 2014 first quarter ended March 29, 2014.

First Quarter 2014 Highlights (13 weeks ended March 29, 2014):

  Consolidated net retail sales were $96.8 million with 17 fewer stores at quarter’s end compared to $102.9 million in the 2013 first quarter;
  Consolidated comparable store sales decreased 2.2%, reflecting the shift of Easter to the fiscal second quarter from the fiscal first quarter of 2013, which included a 1.9% decrease in North America and a 3.2% decrease in Europe;
  Retail gross margin improved to 43.5% from 41.5% in the 2013 first quarter;
  Net income of $5.0 million, or $0.29 per diluted share, improved from net income of $13,000, or $0.00 per diluted share in the 2013 first quarter; and
  Adjusted net income was $5.4 million, or $0.31 per diluted share, compared to adjusted net income of $2.3 million, or $0.14 per diluted share in the 2013 first quarter. (See Reconciliation of Net Income to Adjusted Net Income.)

Sharon John, Build-A-Bear Workshop’s Chief Executive Officer commented, “I am pleased with the execution of our strategies in the first quarter, which led to an increase in net income of $5.0 million, or $3.1 million on an adjusted basis. A combination of real estate optimization, retail gross margin expansion and SG&A reduction drove the profitability increase. With these results, we now have five consecutive quarters of operating improvement and we look forward to continuing our progress through the balance of the year.”

Additional First Quarter Operating Highlights (13 weeks ended March 29, 2014):

  Total revenues were $97.9 million with 17 fewer stores at quarter’s end compared to $104.3 million in the 2013 first quarter; and
  Selling, general and administrative expenses (“SG&A”) totaled $37.8 million, or 38.6% of total revenues, including $0.4 million in management transition and store closing expenses. This compares to $43.7 million or 41.9% of total revenues in the 2013 first quarter including $2.3 million in management transition and store closing expenses. Excluding these costs in both periods, SG&A improved 160 basis points to 38.1% of total revenues in the 2014 first quarter.

Store Activity

During the quarter, the Company closed seven stores to end the period with 316 company-owned stores, including 256 in North America and 60 in Europe. (See Company-Owned Store Activity Schedule.) The Company’s international franchisees ended the 2014 first quarter with 83 stores in 14 countries. Separately, the Company announced today the signing of a new franchise agreement in Turkey with the first store expected to open this June.

Balance Sheet

The Company ended the 2014 first quarter with cash and cash equivalents totaling $41.9 million and no borrowings under its revolving credit facility. Total inventory at quarter end was $44.1 million. Inventory per square foot increased 24% as the Company prepared for the Easter selling season and followed a 10% decrease in inventory per square foot in the first quarter last year.

The Company repurchased approximately 90,000 shares of its common stock at a total cost of $0.7 million, leaving $6.4 million of availability under the current stock repurchase program at quarter end.

In 2014, the Company expects capital expenditures to be between $12 million and $15 million and depreciation and amortization is expected to be approximately $18 million.

2014 Key Strategic Objectives:

To increase shareholder value, the Company expects to continue to:

  Optimize real estate to improve store productivity. In fiscal 2014, the Company expects to close approximately 15 stores, primarily in North America, and transfer a portion of sales to other stores in the same markets. In conjunction with lease renewals, the Company will selectively upgrade stores with key features while reducing the cost of capital that is needed for the improvements. The Company expects to strategically open new stores on an opportunistic basis.
  Refine the consumer value equation by continuing to reposition its marketing programs. The Company expects to expand its integrated brand building marketing initiatives and to increase the impact of its loyalty program which currently has over 4 million active members.

  Rationalize expense structure to leverage its SG&A expenses and enhance product margins with end-to-end improvements in its supply chain and ongoing value engineering of product designs.
  Build on core competencies and leverage brand equity into new revenue streams. The Company expects to make continual improvements to its high touch retail service model and customizable product offerings. It expects to lay the ground work to further leverage the strength of the Build-A-Bear brand as it begins to develop new product categories to generate incremental profit and revenue streams.

Today’s Conference Call Webcast

Build-A-Bear Workshop will host a live Internet webcast of its quarterly investor conference call at 9 a.m. ET today. The audio broadcast may be accessed at the Company’s investor relations Web site, http://IR.buildabear.com. The call is expected to conclude by 10 a.m. ET.

A replay of the conference call webcast will be available in the investor relations Web site for one year. A telephone replay will be available beginning at approximately noon ET today until midnight ET on May 15, 2014. The telephone replay is available by calling (858) 384-5517. The access code is 13580086.

About Build-A-Bear Workshop, Inc.:

Founded in St. Louis in 1997, Build-A-Bear Workshop, Inc. is the only global company that offers an interactive make-your-own stuffed animal retail-entertainment experience. There are approximately 400 Build-A-Bear Workshop stores worldwide, including company-owned stores in the U.S., Puerto Rico, Canada, the United Kingdom and Ireland, and franchise stores in Europe, Asia, Australia, Africa, the Middle East, and Mexico. The Company was named to the FORTUNE 100 Best Companies to Work For® list for the sixth year in a row in 2014. Build-A-Bear Workshop (NYSE: BBW) posted total revenue of $379.1 million in fiscal 2013. For more information, call 888.560.BEAR (2327) or visit the Investor Relations section of its award-winning Web site at buildabear.com®.

Forward-Looking Statements:

This press release contains forward looking statements that involve risks and uncertainties and the Company’s actual results may differ materially from the results discussed in the forward-looking statements. These risks and uncertainties include, without limitation, those detailed under the caption “Risk Factors” in the Company’s annual report on Form 10-K for the year ended December 28, 2013, as filed with the SEC, and the following:

  general global economic conditions may continue to deteriorate, which could lead to disproportionately reduced consumer demand for its products, which represent relatively discretionary spending;
  customer traffic may decrease in the shopping malls where the Company’s stores are located, and which it depends on to attract guests to its stores;
  the Company may be unable to generate interest in and demand for its interactive retail experience, or to identify and respond to consumer preferences in a timely fashion;

  the marketing and on-line initiatives may not be effective in generating sufficient levels of brand awareness and guest traffic;
  the Company may be unable to generate comparable store sales growth;
  the Company is subject to a number of risks related to disruptions, failures or security breaches of its information technology infrastructure and may we improperly obtain, or fail to protect, its data or violate privacy or security laws or expectations;
  the Company may be unable to effectively operate or manage the overall portfolio of its company-owned stores;
  the Company may be unable to renew or replace its store leases, or enter into leases for new stores on favorable terms or in favorable locations, or may violate the terms of its current leases;
  the Company may not be able to operate its company-owned stores in the United Kingdom and Ireland profitably;
  the availability and costs of its products could be adversely affected by risks associated with international manufacturing and trade, including foreign currency fluctuation;
  its products could become subject to recalls or product liability claims that could adversely impact its financial performance and harm its reputation among consumers;
  the Company may lose key personnel, be unable to hire qualified additional personnel, or experience turnover of its management team;
  the Company is susceptible to disruption in its inventory flow due to its reliance on a few vendors;
  the Company may be unable to effectively manage its international franchises or laws relating to those franchises may change;
  the Company may fail to renew, register or otherwise protect its trademarks or other intellectual property or may be sued by third parties for infringement or, misappropriation of their proprietary rights;
  the Company is subject to risks associated with technology and digital operations;
  the Company may suffer negative publicity or be sued due to violations of labor laws or unethical practices by manufacturers of its merchandise;
  the Company may be unable to operate its company-owned distribution center efficiently or its third-party distribution center providers may perform poorly;
  high petroleum products prices could increase the Company’s inventory transportation costs and adversely affect its profitability;
  the Company’s market share could be adversely affected by a significant, or increased, number of competitors;
  the Company may suffer negative publicity or negative sales if the non-proprietary toy products it sells in its stores do not meet its quality or sales expectations;
  poor global economic conditions could have a material adverse effect on the Company’s liquidity and capital resources;
  fluctuations in the Company’s quarterly results of operations could cause the price of its common stock to substantially decline; and
  the Company may be unable to repurchase shares of its common stock at the times or in the amounts it currently anticipates or the results of the share repurchase program may not be as beneficial as it currently anticipates.

All other brand names, product names, or trademarks belong to their respective holders.

BUILD-A-BEAR WORKSHOP, INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Income Statements
(dollars in thousands, except share and per share data)

	13 Weeks		13 Weeks
	Ended		Ended
	March 29,	% of Total	March 30,	% of Total
	2014	Revenues (1)	2013	Revenues (1)
Revenues:
Net retail sales	$96,840	98.9	$102,931	98.7
Franchise fees	670	0.7	861	0.8
Commercial revenue	432	0.4	473	0.5
Total revenues	97,942	100.0	104,265	100.0
Costs and expenses:
Cost of merchandise sold	54,898	56.4	60,471	58.5
Selling, general and administrative	37,800	38.6	43,735	41.9
Interest expense (income), net	(62)	(0.1)	(51)	(0.0)
Total costs and expenses	92,636	94.6	104,155	99.9
Income before income taxes	5,306	5.4	110	0.1
Income tax expense	281	0.3	97	0.1
Net income	$5,025	5.1	$13	0.0

Income per common share:
Basic	$0.29		$0.00
Diluted	$0.29		$0.00
Shares used in computing common per share amounts:
Basic	16,701,723		16,231,291
Diluted	16,910,071		16,231,291

(1)	Selected statement of operations data expressed as a percentage of total revenues, except cost of merchandise sold which is expressed as a percentage of net retail sales and commercial revenue. Percentages will not total due to cost of merchandise sold being expressed as a percentage of net retail sales and commercial revenue and immaterial rounding.

BUILD-A-BEAR WORKSHOP, INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Balance Sheets
(dollars in thousands, except per share data)

	March 29,	December 28,	March 30,
	2014	2013	2013
ASSETS
Current assets:
Cash and cash equivalents	$41,903	$44,665	$40,826
Inventories	44,059	50,248	37,824
Receivables	10,761	14,542	5,804
Prepaid expenses and other current assets	9,639	11,547	13,168
Deferred tax assets	81	81	120
Total current assets	106,443	121,083	97,742

Property and equipment, net	65,596	70,163	68,048
Other intangible assets, net	472	518	617
Other assets, net	3,641	3,847	4,724
Total Assets	$176,152	$195,611	$171,131

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$20,384	$34,977	$25,918
Accrued expenses	11,446	16,380	8,698
Gift cards and customer deposits	29,070	33,786	27,439
Deferred revenue	4,677	4,687	5,017
Deferred tax liability	774	900	566
Total current liabilities	66,351	90,730	67,638

Deferred franchise revenue	1,124	905	1,115
Deferred rent	18,402	19,357	19,068
Other liabilities	318	229	1,287

Stockholders' equity:
Common stock, par value $0.01 per share	175	174	171
Additional paid-in capital	69,595	69,094	66,318
Accumulated other comprehensive income	(7,263)	(7,303)	(9,016)
Retained earnings	27,450	22,425	24,550
Total stockholders' equity	89,957	84,390	82,023
Total Liabilities and Stockholders' Equity	$176,152	$195,611	$171,131

BUILD-A-BEAR WORKSHOP, INC. AND SUBSIDIARIES
Unaudited Selected Financial and Store Data
(dollars in thousands, except for per square foot data)

	13 Weeks	13 Weeks
	Ended	Ended
	March 29,	March 30,
	2014	2013

Other financial data:
Retail gross margin ($) (1)	$42,140	$42,689
Retail gross margin (%) (1)	43.5%	41.5%
E-commerce sales	$3,071	$3,339
Capital expenditures (2)	$1,106	$3,807
Depreciation and amortization	$4,508	$4,916

Store data (3):
Number of company-owned stores at end of period
North America - Traditional	245	267
North America - Non-traditional	11	6
Total North America	256	273
Europe - Traditional	58	58
Europe - Non-traditional	2	2
Total Europe	60	60
Total stores	316	333

Number of franchised stores at end of period	83	92

Company-owned store square footage at end of period
North America - Traditional	696,354	761,072
North America - Non-traditional	20,507	9,759
Total North America	716,861	770,831
Europe - Traditional (4)	84,933	84,405
Europe - Non-traditional (4)	1,926	1,926
Total Europe	86,859	86,331
Total square footage	803,720	857,162

Comparable store sales change (5)
North America	(1.9)%	10.6%
Europe	(3.2)%	9.7%
Consolidated	(2.2)%	10.4%
(1)	Retail gross margin represents net retail sales less retail cost of merchandise sold. Retail gross margin percentage represents retail gross margin divided by net retail sales.
(2)	Capital expenditures represents cash paid for property, equipment, other assets and other intangible assets.
(3)

Excludes our webstore and seasonal and event-based locations. North American stores are located in the United States, Canada and Puerto Rico. In Europe, stores are located in the United Kingdom and Ireland.

(4)	Square footage for stores located in Europe is estimated selling square footage.
(5)	Comparable store sales percentage changes are based on net retail sales and stores are considered comparable beginning in their thirteenth full month of operation.

* Non-GAAP Financial Measures

In this press release, the Company’s financial results are provided both in accordance with generally accepted accounting principles (GAAP) and using certain non-GAAP financial measures. In particular, the Company provides historic earnings and earnings per diluted share adjusted to exclude certain costs and accounting adjustments, which are non-GAAP financial measures. These results are included as a complement to results provided in accordance with GAAP because management believes these non-GAAP financial measures help identify underlying trends in the Company’s business and provide useful information to both management and investors by excluding certain items that may not be indicative of the Company’s core operating results. These measures should not be considered a substitute for or superior to GAAP results.

BUILD-A-BEAR WORKSHOP, INC. AND SUBSIDIARIES
Reconciliation of Net Income to Adjusted Net Income
(dollars in thousands, except share and per share data)

	13 Weeks	13 Weeks
	Ended	Ended
	March 29,	March 30,
	2014	2013
Net income	$5,025	$13

Management transition costs(1)	241	1,747
Store closing costs (2)	175	564
Adjusted net income	$5,441	$2,324

	13 Weeks	13 Weeks
	Ended	Ended
	March 29,	March 30,
	2014	2013
Net income per share	$0.29	$0.00

Management transition costs(1)	0.01	0.10
Store closing expense(2)	0.01	0.04
Adjusted net income per share	$0.31	$0.14

(1)	Represents transition costs related to changes in executive management. Costs include severance, along with benefits and related taxes, relocation, executive search fees, signing bonus and professional fees.
(2)	Represents the net impact related to the closing of stores, including asset impairment and disposal charges and severance costs along with adjustments to lease related liabilities.

BUILD-A-BEAR WORKSHOP, INC. AND SUBSIDIARIES
Company-Owned Store Activity

	2014
	Thirteen Weeks				Fifty-three Weeks - Projected
	December 28,			March 29,	December 28,			January 3,
	2013	Opened	Closed	2014	2013	Opened	Closed	2015
North America
Traditional	252	-	(7)	245	252	2	(13)	241
Non-traditional	11	-	-	11	11	6	(1)	16
	263	-	(7)	256	263	8	(14)	257

Europe
Traditional	58	-	-	58	58	-	-	58
Non-traditional	2	-	-	2	2	-	-	2
	60	-	-	60	60	-	-	60
Total	323	-	(7)	316	323	8	(14)	317

	2013
	Thirteen Weeks				Fifty-two Weeks
	December 29,			March 30,	December 29,			December 28,
	2012	Opened	Closed	2013	2012	Opened	Closed	2013
North America
Traditional	283	-	(16)	267	283	3	(34)	252
Non-traditional	8	-	(2)	6	8	5	(2)	11
	291	-	(18)	273	291	8	(36)	263

Europe
Traditional	58	-	-	58	58	1	(1)	58
Non-traditional	2	-	-	2	2	-	-	2
	60	-	-	60	60	1	(1)	60
Total	351	-	(18)	333	351	9	(37)	323

CONTACT:
Build-A-Bear Workshop
Investors:
Tina Klocke, 314-423-8000 x5210
or
Media:
Jill Saunders, 314-423-8000 x5293